UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): August 17, 2012

VICTOR TECHNOLOGIES GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13023	74-2482571
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

16052 Swingley Ridge Road, Suite 300 Chesterfield, Missouri	63017
(Address of principal executive offices)	(Zip Code)

(636) 728-3000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 1.01.	Entry into a Material Definitive Agreement.

On August 17, 2012, Victor (Ningbo) Cutting & Welding Equipment Manufacturing Company Ltd., a wholly owned subsidiary of the Company (“Victor Ningbo”), entered into a lease agreement (the “Lease”) with Ningbo OMAC CNC Machinery Co., Ltd., as lessor, with respect to an approximately 134,829 square foot office, manufacturing and warehousing facility in Ningbo, China. The facility that is subject to the Lease replaces the Company’s existing manufacturing facility also in Ningbo, China. The Lease has an initial four year term, commencing on June 15, 2012, and may thereafter be extended by Victor Ningbo for an additional term of no less than one and no more than four years. The initial monthly rental rate under the lease is Chinese Renminbi 144,049 (or approximately $22,700 at current exchange rates), and increases annually as specified in the Lease.

The description of the terms and conditions of the Lease set forth herein does not purport to be complete and is qualified in its entirety by reference to the full text of the Lease, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by this reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 21, 2012, the Board of Directors of the Company appointed Ranny Dwiggins, 58, its Vice President, Corporate Controller, as the Company’s principal accounting officer. Jeffrey S. Kulka, the Company’s Executive Vice President and Chief Financial Officer, who had previously served as the Company’s principal financial officer and principal accounting officer, will continue to serve as the Company’s principal financial officer.

Prior to joining Victor in August 2012, Mr. Dwiggins was with Itron, Inc. (NASDAQ: ITRI), a leading $2.3 billion global provider of smart metering, data collection and utility software systems for 10 years where he held various financial and accounting positions. Most recently, Mr. Dwiggins served as Itron’s Vice President Investor Relations, and he previously held positions as Corporate Controller and International Controller in Brussels, Belgium. Before joining Itron, he was the Chief Financial Officer for Osprey Systems, Inc., a $30 million, venture-backed, enterprise software and information technology professional services firm. Mr. Dwiggins began his career in public accounting with Deloitte & Touche, working first in Deloitte’s practice office in Charlotte, NC and then later in its national office in New York.

There is no arrangement or understanding between Mr. Dwiggins and any other person pursuant to which he was selected as an officer of the Company, and there are no family relationships between Mr. Dwiggins and any of the Company’s directors or executive officers. There are no transactions to which the Company is a party and in which Mr. Dwiggins has a direct or indirect material interest that would be required to be disclosed under Item 404(a) of Regulation S-K.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

10.1	Lease Contract dated August 17, 2012, by and between Ningbo OMAC CNC Machinery Co., Ltd. and Victor (Ningbo) Cutting & Welding Equipment Manufacturing Company Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 23, 2012

VICTOR TECHNOLOGIES GROUP, INC.

By:	/s/ Jeffrey S. Kulka
Name:	Jeffrey S. Kulka
Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Lease Contract dated August 17, 2012, by and between Ningbo OMAC CNC Machinery Co., Ltd. and Victor (Ningbo) Cutting & Welding Equipment Manufacturing Company Ltd.